Exhibit 10.14

Exhibit 10.14

UNITED STATES OF AMERICA

Before The OFFICE OF THRIFT SUPERVISION

In the Matter of ) ) ) Order No.: NE-10-09

PAMRAPO SAVINGS BANK, SLA ) ) Effective Date: March 29, 2010

Bayonne, New Jersey OTS Docket No. 05584 )

) )

)

STIPULATION AND CONSENT TO THE ISSUANCE OF

AN ORDER OF ASSESSMENT OF A CIVIL MONEY PENALTY

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Northeast Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed PAMRAPO SAVINGS BANK, SLA, Bayonne, New Jersey, OTS Docket No. 05584 (Association), that grounds exist to initiate a civil money penalty assessment proceeding against the Association pursuant to 12 U.S.C. § 1818(i); and

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders of Assessment of a Civil Money Penalty where a savings association has consented to the issuance of an order; and

WHEREAS, the Association desires to cooperate with the OTS to avoid the time and expense of an administrative civil money penalty proceeding by entering into this Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty (Stipulation)

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without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1 and 2 below concerning Jurisdiction, hereby stipulates and agrees as follows: Jurisdiction.

The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4). Accordingly, the Association is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c).

Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” to initiate and maintain a civil money penalty proceeding against the Association pursuant to 12 U.S.C. § 1818(i).

OTS Findings of Fact.

3. Based on its March 31, 2008 examination of the Association, OTS finds the Association has an ineffective Anti-Money Laundering (AML) and Bank Secrecy Act (BSA) Compliance Programs, and has failed to comply with requirements of various laws and regulations, including:

a. 31 U.S.C. § 5318 (h), 31 C.F.R. § 103.120(b), and 12 C.F.R. § 563.177 (requiring an effective AML program);

b. 12 C.F.R. § 563.180(d) and 31 C.F.R. § 103.18 (requiring the timely filing of accurate Suspicious Activity Reports (SARs)); and

c. 31 C.F.R. § 103.22 (requiring the filing of Currency Transaction Reports. Consent.

4. The Association consents to the issuance by the OTS of the accompanying Order of Assessment of a Civil Money Penalty (Order). The Association further agrees to comply with

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the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

Finality.

5. This Order is issued by the OTS under the authority of 12 U.S.C. § 1818(i). Upon the Effective Date, it shall be a final order, effective and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).

Waivers.

6. The Association waives the following:

the right to be served with a written notice of the OTS’s assessment of a civil money penalty against it as provided by 12 U.S.C. § 1818(i) and 12 C.F.R. Part 509;

the right to an administrative hearing including, without limitation, any such right provided by 12 U.S.C. §§ 1818(h) or 1818(i);

the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. §§ 1818(h) or 1818(i), or otherwise to challenge the validity of the Order;

any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise; and

the right to assert this proceeding, this consent to the issuance of the Order, and/or the issuance of the Order, the payment of any monies, or the provision of any other financial relief as contemplated by the Order, as the basis for a claim of double jeopardy

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in any pending or future proceeding brought by the United States Department of Justice or any other governmental entity. OTS Authority Not Affected.

7. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Association if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law. The OTS agrees not to institute further proceedings against the Association for the specific acts, omissions, or violations in the Findings of Fact set forth in Paragraph 3 above to the extent known to the OTS as of the Effective Date of the accompanying Order, unless such acts, omissions, or violations reoccur.

Other Governmental Actions Not Affected.

8. The Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 7 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

The laws of the United States of America shall govern the construction and validity of this Stipulation and the Order.

If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and

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enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.

The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.

The terms of this Stipulation and the Order represent the final agreement of the parties with respect to the subject matters hereof and constitute the sole agreement of the parties with respect to such subject matters.

Signature of Directors/Board Resolution.

14. Each Director signing this Stipulation attests that he or she voted in favor of a Board resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation.

[Remainder of Page Intentionally Left Blank]

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WHEREFORE, the Association, by its directors, executes this Stipulation.

PAMRAPO SAVINGS BANK, SLA

Bayonne, New Jersey

By: /s/ Daniel J. Massarelli Accepted by: OFFICE OF THRIFT SUPERVISION

By:

Daniel J. Massarelli, Chairman

Michael E. Finn

Regional Director, Northeast Region

Date: See Effective Date on page 1

Herman Brockman, Director

Patrick D. Conaghan, Esq., Director

Robert Doria, Director

Kenneth Poesi, Director

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WHEREFORE, the Association, by its directors, executes this Stipulation.

PAMRAPO SAVINGS BANK, SLA

Bayonne, New Jersey

By: /s/ Daniel J. Massarelli Accepted by: OFFICE OF THRIFT SUPERVISION

By:

Daniel J. Massarelli, Chairman

Michael E. Finn

Regional Director, Northeast Region

Date: See Effective Date on page 1

Herman Brockman, Director

Patrick D. Conaghan, Esq., Director

Robert Doria, Director

Kenneth Poesi, Director

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